UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021

CASI PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

delaware (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(240) 864-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	CASI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

CASI Pharmaceuticals, Inc. is supplementing the risk factors set forth in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the fiscal quarter March 31, 2020, as well as any amendment or update to the risk factors reflected in subsequent filings with the SEC, including the supplemental risk factors included in Exhibit 99.1 to the Current Report on Form 8-K filed on July 21, 2020. The risk factors set forth in the attached Exhibit 99.1 should be read in conjunction with the risk factors described in such reports. The terms “CASI,” “the Company,” “we,” and “our” refer to CASI Pharmaceuticals, Inc. unless otherwise indicated or the context otherwise requires.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

99.1	Risk Factors
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.

/s/ Cynthia W. Hu
Cynthia W. Hu
COO, General Counsel and Secretary

Date: March 23, 2021